EXHIBIT 10.2
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                         COLLATERAL INSTALLMENT NOTE

   FOR VALUE RECEIVED, TELECOMM INDUSTRIES CORP., a corporation organized and existing under the laws of the State of Delaware ("Customer") hereby promises to pay to the order of MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws the State of Delaware ("MLBFS"), in lawful money of the United States, the principal sum of $6,000,000.00, or if more or less, the aggregate amount advanced by MLBFS to Customer pursuant to the Loan Agreement (the "Loan Amount") together with interest on the unpaid balance of the Loan Amount from the Closing Date until payment at the Interest Rate, as follows:

   1.   DEFINITIONS.

   (a) In addition to terms defined elsewhere in this Note, as used herein, the following terms shall have the following meanings:

   (i) "Closing Date" shall mean the date of the first advancement of funds hereunder.

   (ii) "Conversion Date" shall mean January 31, 1999.

   (iii) Excess hits shall mean any amount of interest in excess of the maximum amount of interest permitted to be charged by law.

   (iv) "Interest Rate" shall mean a variable per annum rate equal to the sum of (i) 2.40% per annum, and (ii) the interest rate from time to time published in the "Money Rates" section of The Wall Street Journal for 30-day high-grade unsecured notes sold through dealers by major corporations (the "30-day Commercial Paper Rate"). The Interest Rate will change as of the date of publication in The Wall Street Journal of a 30-Day Commercial Paper Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the 30-Day Commercial Paper Rate, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate.

   (v) "Loan Agreement" shall mean that certain WCMA AND TERM LOAN AND SECURITY AGREEMENT NO. 9810551101 between Customer and MLBF, as the same may have been or may hereafter be amended or supplemented.

   (vi) "Note" shall mean this COLLATERAL INSTALLMENT NOTE.

   (b) Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement. Without limiting the foregoing, the terms "Additional Agreements", "Bankruptcy Event", and "Event of Default" shall have the respective meanings set forth in the Loan Agreement.

   2. PAYMENT AND OTHER TERMS. Customer shall pay the indebtedness under this Note in consecutive monthly installments commencing on the first day of the second calendar month following the Closing Date and continuing on the first day of each calendar month thereafter until this Note shall be paid in full. Each installment payable prior to the first day of the second calendar month following the Conversion Date shall be in an amount equal to accrued interest at the Interest Rate. Commencing on the first day of the second calendar month immediately following the Conversion Date, Customer shall pay 60 consecutive monthly installments, with the first 59 such installments each in an amount: equal to the sum of (i) accrued interest at the Interest Rate, and (ii) 1/84th of the Loan Amount, and the 60th installment shall be a balloon in an amount equal to the sum of all accrued interest: hereunder, the then unpaid principal balance hereof and all other sums then payable hereunder.

   Each payment received hereunder shall be applied to any fees and expenses of MLBFS; payable by Customer under the terms of the Loan Agreement, next to any late charges payable hereunder, next to accrued interest at the Interest Rate, with the balance applied on account of the unpaid principal hereof. Any part of the principal hereof or interest hereon or other sums payable hereunder or under the Loan Agreement not paid within ten (10) days of applicable due date shall be subject to a late charge equal to the lesser of (i) 5% of the overdue amount, or (ii) the maximum amount permitted, by law. All interest shall be computed on the basis of actual days elapsed over a 360-day year. All sums payable hereunder shall be payable at the office of MLBFS at 33 West Monroe Street, Chicago, Illinois 60603, or at such other place or places as the holder hereof may from time to time appoint In writing.

   Customer may prepay this Note at any time in whole or in part provided, however, that any prepayment prior to the end of the the first "year" after the Conversion Date shall be accompanied by a premium equal to 3% of the amount prepaid; any prepayment during the second year following the Conversion Date shall be accompanied by a premium equal to 2% of the amount prepaid; and any prepayment thereafter shall be accompanied by a premium equal to 1% of the amount prepaid. A "year" for the purposes of this clause is a 365-366 day period commencing on the Conversion Date or any anniversary of the Conversion Date. Upon any acceleration of this Note, as hereinafter provided, there shall become due from Customer the same prepayment premium that would have been payable if Customer had then voluntarily prepaid the then outstanding balance of this Note in full. Any partial prepayment shall be applied to installments of the Loan Amount in inverse order of maturity.

   This Note is the Collateral Installment Note referred to in, and is entitled to all of the benefits of the Loan Agreement and any Additional Agreements. If Customer shall fail to pay when due any installment or other sum do hereunder, and any such failure shall continue for more than five (5) Business Days after written notice thereof shall be given by the holder hereof to Customer, if any other Event of Default shall occur and be continuing, then at the option of the holder hereof (or, upon the occurrence of any Bankruptcy Event, automatically, without any action on the part of the holder hereof), and in addition to all other rights and remedies available to such holder under the Loan Agreement, any Additional Agreements, and otherwise, the entire Loan Amount at such time remaining unpaid, together with accrued interest thereon, any prepayment premium due upon acceleration and all other sums then owing by Customer under the Loan Agreement may be declared to be and thereby become immediately due and payable.

   It is expressly understood, however, that nothing contained in the Loan Agreement, any other agreement, instrument, or document executed by Customer, or otherwise, shall affect or impair the right which is unconditional and absolute, of the holder hereof to enforce payment of all sums, due under this Note at or after maturity, whether by acceleration or otherwise, or shall affect the obligation of Customer, which is also unconditional and absolute, to pay the sums payable under this Note in accordance with its terms. Except as otherwise expressly set forth herein or in the Loan Agreement, Customer hereby waives presentment demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and formalities in connection with this Note.

   Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note. Notwithstanding any provision to the contrary in this Note, the Loan Agreement or any of the Additional Agreements, no provision of this Note, the Loan Agreement or any of the Additional Agreements shall require the payment or permit the collection of any excess interest. If any excess interest is provided for, or is adjudicated as being provided for in this Note, the Loan Agreement or any of the Additional Agreements, then: (a) Customer shall not be obligated to pay any Excess Interest; and (b) any excess that MLBFS may have received under this Note, the Loan Agreement or any of the Additional Agreements shall, at the option of MLBFS, be: (i) applied as a credit against the then unpaid principal balance of this Note, or accrued interest hereon not to exceed the maximum amount permitted by law, or both (ii) refunded to the payor thereof, or (iii) any combination of the foregoing.

   This Note shall be construed in accordance with the laws of the State of Illinois and may be enforced by the holder hereof in any Jurisdiction in which the Loan Agreement may be enforced.

   IN WITNESS WHEREOF, this Note has been executed by Customer as of the day and year first above written.


   TELECOMM INDUSTRIES CORP.